Exhibit (h)(1)(b)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2012 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010;

WHEREAS, the Board of Trustees of the Fund approved on March 28, 2012, the liquidation of the Forward International Equity Fund effective close of business May 1, 2012;

WHEREAS, the Board of Trustees of the Fund on March 29, 2012, ratified the supplement to the Fund’s registration statement notifying shareholders of the name change of the Forward Income Allocation Fund to the Forward Income Builder Fund effective close of business May 1, 2012;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President Funds

APPENDIX A

DATED AS OF May 1, 2012

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Aggressive Growth Allocation Fund	Forward Growth & Income Allocation Fund
Forward Balanced Allocation Fund	Forward Income Builder Fund
Forward Growth Allocation Fund	Forward Income & Growth Allocation Fund

Non-Allocation Funds

Forward Managed Futures Strategy Fund
Forward Commodity Long/Short Strategy Fund	Forward Real Estate Fund
Forward CorePlus Fund	Forward Real Estate Long/Short Fund
Forward Credit Analysis Long/Short Fund	Forward Select EM Dividend Fund
Forward EM Corporate Debt Fund	Forward Select Income Fund
Forward Emerging Markets Fund	Forward Small Cap Equity Fund
Forward Endurance Long/Short Fund	Forward Strategic Alternatives Fund
Forward Extended MarketPlus Fund	Forward Tactical Enhanced Fund
Forward Focus Fund	Forward Tactical Growth Fund
Forward Frontier Strategy Fund	Forward U.S. Government Money Fund
Forward Global Credit Long/Short Fund
Forward Global Infrastructure Fund
Forward High Yield Bond Fund
Forward International Dividend Fund
Forward International Real Estate Fund
Forward International Small Companies Fund
Forward Investment Grade Fixed Income Fund
Forward Large Cap Dividend Fund